EXHIBIT 10.45
Commercial Lease
     INDENTURE OF LEASE dated this 18 day of January, 2008 (“Effective Date”) made between WESTON OFFICE, LLC, a Florida limited liability company, with offices at 2030 Douglas Road, #108, Coral Gables, FL 33134, hereinafter referred to as “Landlord” and THE ULTIMATE SOFTWARE GROUP, INC., a Florida corporation, having offices at 2000 Ultimate Way, Weston, FL 33326 hereinafter referred to as “Tenant”.
WITNESSETH:
ARTICLE 1.
Premises; Term; Tenant’s Property Exhibit; Parking;
Security Deposit; Tenant
Allowance
1.01. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the land legally described on Exhibit A-l attached hereto and made a part hereof (the “Land”) and the two buildings constructed on the Land, each building containing two floors, better described as: 1455 N. Park Drive, Weston, Florida, which contains approximately 10,000 square feet, and 1485 N. Park Drive, Weston, Florida, which contains approximately 20,000 square feet. (collectively the “Building”), as shown and depicted in detail on the survey prepared by Miguel Espinosa Land Surveying, Inc. dated May 9, 2007, Job. No. M-42652, a reduced copy of which is attached hereto and made a part hereof as Exhibit A (“Site Plan”), and Landlord and Tenant have a full size copy of the survey in their possession. The Land and the Building are collectively herein referred to as the “Demised Premises”. The Demised Premises are leased, together with all easements, rights and privileges appurtenant thereto including, the exclusive right to use, all of the parking areas, driveways, roads, alleys, means of ingress and egress, the lobbies, elevators, and other public portions thereof.
TO HAVE AND TO HOLD unto Tenant, its successors, and permitted assigns, for the term of SEVEN (7) years to commence (“Commencement Date”) on the later of (i) June 1, 2008; and (ii) 90 days after the date Tenant accepts, in writing, delivery of all of the Demised Premises, free of all tenancies. Notwithstanding the Commencement Date the Lease will expire at midnight on the last day of the seventh (7th) lease year (“Expiration Date”), unless the term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law, YIELDING AND PAYING the rents and additional rents hereinafter set forth, all on the covenants, conditions, and agreements hereinbefore and hereinafter stated. For purposes of this Lease, the first lease year shall include that period of time from the Commencement Date up to the first day of the next calendar month, and any subsequent lease year shall be the twelve (12) month period beginning on the first day of such month.
Landlord shall tender delivery to Tenant of the Demised Premises, free of all tenancies, prior to the Commencement Date, upon all of the terms, covenants and conditions of this Lease except that no rent will be due until the Commencement Date, for the purpose of performing Tenant’s Work, installing fixtures, and improvements, such access to be granted to Tenant by the following dates:
1455 N. Park Drive — vacant at time of signing
1485 N. Park Drive, 1st Floor — delivered on March 1, 2008 (or earlier if existing tenant vacates earlier)
1485 N. Park Drive, 2nd Floor — delivered on March 1, 2008

Tenant does hereby indemnify and agree to hold Landlord and its officers, employees, agents. directors, shareholders, and partners harmless against any loss, liability, damage, fine or other governmental penalty, cost, or expense for injury to any representative of Tenant who may enter the building prior to the Commencement Date, excepting only to the extent the same may be caused by the gross negligence or willful misconduct of Landlord or its agents. If any existing tenants does not vacate the Demised Premises, or any portion thereof, by the dates set forth above, and if Landlord is required to begin removal or other similar proceedings, then Tenant shall wait for the Demised Premises, or any portion thereof, to be vacated; provided, however, if Landlord does not deliver vacate possession of the entire Demised Premises on or before May 1, 2008, then (i) the full Rent and additional Rent payable under this Lease will be abated until the Commencement Date and, (ii) Tenant will receive one (1) day free Rent for each day after May 1, 2008 until Landlord delivers vacant possession of the entire Demised Premises to Tenant. This free Rent (the “ Free Rent”) for late delivery will be applied towards Rent obligations accruing on and after the Commencement Date. Notwithstanding the foregoing, if Landlord has not delivered vacant possession of the entire Demised Premises to Tenant by June 1, 2008, Tenant will have the right to terminate this Lease upon ten days prior written notice and receive a refund of any and all amounts previously paid by Tenant to Landlord, or Tenant may continue to accrue Free Rent at the rate of one (1) day of Free Rent for each day after May 1, 2008 until Landlord delivers vacant possession of the entire Demised Premises to Tenant.
1.02. The existing furniture, cubicles and other personalty in the Building as listed and described on Exhibit B, attached hereto and made a part hereof, (“Used Furniture”) will be conveyed by Landlord to Tenant as of the Commencement Date, in their current “as is” condition without any warranties or guarantees, pursuant to a bill of sale and are a material consideration for Tenant entering into this Lease. The Used Furniture, as well as any trade fixtures, business equipment, inventory, trademarked items, signs, shelving, and other removable personal property installed in or on the Demised Premises by Tenant at its expense (“Tenant’s Property”) shall remain the property of the Tenant. Landlord agrees that Tenant shall have the right, at any time or from time to time, to remove any and all of Tenant’s Property, so long as no damage is caused to the Demised Premises, unless Tenant repairs any damage.
1.03. Parking. Tenant shall be entitled to the exclusive use of the parking areas as it desires, in compliance with all zoning and other laws and applicable codes. Landlord does not assure Tenant that parking is sufficient for any particular purpose or use, and Landlord does not make any representations as to quality or parking spaces, flood prone nature or quality of water drainage of the parking areas, or security for vehicles; provided, however, Landlord covenants that there are at least 120 parking spaces on the Land.
1.04 Security Deposit. Tenant, concurrently with the execution of this Lease, has deposited, or shall immediately deposit, with Landlord, the sum of $56,250.00, which sum shall be retained by Landlord as security for the payment by Tenant of all sums herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this Lease. It is agreed that Landlord, at Landlord’s option, may at anytime following an Event of Default (as hereinafter defined) apply said sum or any part thereof towards the payment of rents and all other sums payable by Tenant hereunder, and towards the performance of each and every of Tenant’s covenants, under this Lease, but such covenants and Tenant’s liability under this Lease shall thereby be discharged only pro tanto, and Tenant shall remain liable for any amounts that such sum shall be insufficient to pay. If Landlord applies all or any part of the security deposit towards the payment of rents or any other sums payable by Tenant hereunder, or towards the performance of any of Tenant’s covenants under this Lease, Tenant shall deposit such additional sum(s) of money with Landlord as are necessary to restore the security deposit to the total amount specified hereunder. Tenant shall make such additional deposit(s) within ten (10) days of Landlord’s request therefor. Tenant’s failure to make such additional deposit(s) shall constitute a default hereunder. Landlord shall not pay Tenant any interest on said security deposit, but will maintain the security deposit in a separate escrow account and will not commingle with Landlord’s own funds. If Landlord repossesses the Demised Premises because of Tenant’s default or breach, Landlord may apply all or any portion of the security deposit against the damages suffered to the date of the repossession and may, at its option, retain the remainder to apply against such damages as may be suffered thereafter by reason of the default or breach. Should Tenant comply with all of the Lease terms and not cause any damage to Landlord and promptly pay all of the rent as it falls due and all other charges payable by Tenant to Landlord, said security deposit, to the extent not yet deducted from, shall be returned in full to Tenant as required by Florida statute.
1.05 Tenant Allowance: Tenant intends to make improvements, at its expense, to the Demised Premised. (“Tenant’s Work”), and Landlord agrees to contribute the sum of $700,000.00 (“Tenant Allowance”) to offset the cost of Tenant’s design, architectural and space plans and construction drawings and the cost of Tenant’s Work which shall include Tenant’s architectural, engineering, permit, and construction costs. To the extent Tenant’s Work and other improvements exceed the Tenant Allowance, Tenant will be solely liable to pay the difference and if after all the Tenant’s Work and improvements are fully completed, if any balance of the Tenant Allowance exists, such will be disbursed to the Tenant and may be used for any purpose by Tenant. The Tenant Allowance will be paid in multiple installments $l83,333.33 upon substantial completion of 1/3 of Tenant’s Work; another $l83,333.33 upon substantial completion of 2/3 of Tenant’s Work; and $l83,333.34 on completion of Tenant Work as evidenced in part by a final Certificate of Occupancy for Demised Premises; such installments being payable within ten (10) days following receipt by Landlord of a certification from Tenant’s architect as to the percentage of Tenant’s Work which has been completed. All work shall be performed by licensed persons working under a building permit and all work must be done in a professional and quality manner. Landlord may consult, at its sole cost and expense, with its experts (architects, engineers and contractors) to determine that the work is completed in accordance with the terms of this Lease. Landlord may require use of a Notice of Commencement form approved by Landlord. At least $440,000.00 of the Tenant Allowance must be applied toward actual hard costs of the Tenant’s Work and all receipts will be given to Landlord prior to any Landlord payment. Further, Landlord’s obligation to pay is conditioned upon a title search revealing no liens or claims from lienors for work performed by Tenant. Also, all lienors, the general contractor and Tenant shall provide affidavits that all work has been completed through the pay date and all lienors paid through that date, as well as any further documents reasonably requested by Landlord’s title agent. Final payment of $183,333.34 can be held back until title is clear and all lien waivers and releases obtained. The remaining $150,000.00 of the Tenant Allowance will be paid and disbursed to Tenant in three equal installments, without any conditions or requirements, but as consideration for the work to be completed by Tenant pursuant to Article 25: $50,000.00 due 12 months after the Commencement Date $50,000.00 due 24 months after the Commencement Date; and; $50,000.00 due 36 months after the Commencement Date. If any portion of the Tenant Allowance that is due but not paid within ten (10) days of when the same is due and payable in accordance with this Section, Tenant may offset the unpaid portion of the Tenant Allowance, including interest at the Default Rate, against next ensuing monthly rent installments until the reimbursement obligation is satisfied.

ARTICLE 2.
Commencement of Term
2.01. The term of this Lease and the payment of rent hereunder, shall commence on the Commencement Date.
2.02. Tenant expressly waives any right to rescind this Lease, and further expressly waives the right to recover any. damages, direct or indirect, which may result from Tenant’s failure to occupy and/or use and/or achieve substantial completion of any Tenant buildouts and/or fail to achieve a Certificate of Occupancy, Certificate of Use or Occupational License for the Demised Premises, and the Commencement Date shall not be postponed or delayed in connection with any of the foregoing or for any other reason, unless due to an Event of Default by the Landlord or the failure of the Landlord to deliver vacant possession of the Demised Premises.
ARTICLE 3.
Rent
3.01. During the term of this Lease. Tenant covenants and agrees to pay to Landlord a fixed minimum rent in lawful money of the United States, at an annual rate of: SIX HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($675,000.00) per annum for the first lease year (plus the first partial month of the term of this Lease if the Commencement Date is not the first day of a calendar month) commencing on the Commencement Date. Fixed minimum i rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Lease at the office of Landlord or such other place as Landlord may designate, without any setoff or deduction whatsoever, except as specifically provided in this Lease, the first installment to be paid on the delivery of this Lease, except that in the event the Lease shall commence on a day other than the first day of a calendar month, the rental for the month shall be prorated. RENT INCREASES: Fixed minimum rent shall increase each year during the term and any Extended Term at the rate of three percent (3%) over the prior year’s fixed minimum rent, except that for the first year of any Extended Term, as exercised and as applicable, the fixed minimum rent shall increase at the rate of five percent (5%) over the prior year’s fixed minimum rent. For example, for Year 2 of the Lease the annual fixed minimum rent shall be increased to $695,250.00 ($675,000.00 x 103%). Another example, for Year 8 (which would be the first year of an Extended Term, if exercised and applicable), the fixed minimum rent would be 5% higher than the seventh year’s fixed minimum rent. Notwithstanding the foregoing, the fixed minimum rent for the first year of any renewal of the Lease after expiration of the Second Extended Term will be at the greater of (i) five percent (5%) over the prior year’s ! fixed minimum rent, and (ii) then current fair market rental value (the fair market rental value will be determined by averaging the rental rate from at least three, but no more than five, rent market analysis’ prepared by commercial real estate brokerage companies).
TRIPLE NET LEASE. The parties desire to, and hereby do, clarify, that it is, and always was, the intention of the parties that this Lease be, and it is, an absolute “triple net lease” and that the rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, except as specifically provided in this Lease, and free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever. Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises except as specifically provided in this Lease. Tenant shall in no event be entitled to any abatement of or reduction in rent payable under this Lease, except as specifically provided in this Lease. Any present or future law to the contrary shall not alter this agreement of the parties. Tenant agrees to pay directly to the taxing authority all real property taxes and general assessments (but not special assessments) (hereinafter, “Real Estate Taxes”) which may be levied or assessed against the Demised Premises by any lawful authority for each calendar year or portion thereof commencing on the Commencement Date. Said Real Estate Taxes are to be prorated for any partial Lease Year occurring during the period in which the taxing authority assesses Real Estate Taxes. Upon receipt of all tax bills and assessment bills attributed to any calendar year during the Term hereof, Landlord shall furnish Tenant with a copy of such tax bills, and Tenant shall pay such actual amount at least 10 days prior to the payment due date established by the taxing authority. Landlord’s failure to render a statement to Tenant with respect to any real estate tax bill,’ insurance premium,’ assessment, and/or other expense whatsoever related to the Demised Premises shall not prejudice Landlord’s right to render a Landlord’s statement retroactively, provided, Tenant is not responsible for any late fees, interest or penalties resulting from Landlord’s failure to render such statement to Tenant at least 30 days prior to delinquency. The obligations of Tenant hereunder with respect to any of the foregoing or other expenses to be passed through to Tenant shall survive the expiration or sooner termination of the term for a period of six months.
3.02. All adjustments of rent, costs, charges, and expenses which Tenant assumes, agrees, or is obligated to pay to Landlord pursuant to this Lease shall be deemed additional rent which Tenant covenants to pay when due. In the event of nonpayment, Landlord shall have all the rights and remedies with respect thereto as herein provided for in case of nonpayment of fixed minimum rent. All rent shall be payable by Tenant to Landlord without reduction, counterclaim, and/or deduction, except as specifically provided in this Lease.
3.03. If any of the rent payable under the terms of this Lease shall be or become uncollectible, reduced, or required to be refunded because of any rent control, federal, state, or local law, regulation, proclamation, or other legal requirement, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible, to permit Landlord to collect the maximum rent which, from time to time, during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts then reserved therefore under this Lease). Upon the termination of such legal rent restriction, (a) the fixed minimum annual rent and additional rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall promptly pay in full to Landlord, unless expressly prohibited by law, an amount equal to (i) rentals which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rent actually paid by Tenant during the period such legal rent restriction was in effect.
3.04. If any installment of fixed minimum rent or additional rent is not paid within ten (10) days after written demand thereof, Tenant shall also pay Landlord interest thereon from the tenth day after said due date until paid at the rate of eighteen percent (“Default Interest Rate”), unless such rates exceeds the maximum lawful rate, in which case the Default Interest Rate shall be deemed reduced to the maximum lawful rate. The term “rent” or “Rent” shall include all fixed minimum rent, additional rent, or other charges payable under this Lease, for nonpayment of which Landlord shall have the same remedies as fixed minimum rent.

ARTICLE 4.
INTENTIONALLY DELETED.
ARTICLE 5.
Use
5.01. Tenant is a software development company and may use the Premises for such business operations, as well as, executive, administrative and general offices and training facilities and for no other purpose.
5.02. Tenant will not at any time use or occupy the Demised Premises, or permit same to be used or occupied in violation of law or the certificate of occupancy for the Building.
ARTICLE 6.
No Landlord Liability; Tenant Maintenance
6.01. No Liability on Landlord’s Part. Landlord is leasing to Tenant the entire two office buildings constructed on the land upon which they sit, as legally described in the attached Exhibit A-l. All customary Landlord obligations are hereby shifted to Tenant and Landlord is not responsible for any part of the repair, maintenance or replacement of any of the interior or exterior non-structural components of the Demised Premises, including, without limitation, the exterior components of the air conditioning and HVAC system, generators, sprinkler systems and any other operating components; provided, however, notwithstanding the foregoing, Tenant has no obligation to replace the generator(s). All upkeep, maintenance, repair, replacement, and all expenses related to the repair, maintenance or replacement of any of the interior or exterior nonstructural components of the Demised Premises, but including the roof, shall be paid and assumed by the Tenant without any cost or expense or expectation of contribution from Landlord. Notwithstanding anything in this Lease to the contrary, Landlord is and will remain. responsible, at its sole cost and expense, for the (i) repair and replacement of the Structural Portions of the Demised Premises, as defined below, exclusive of the roof, (ii) repair and replacement of the major components of the Utilities, as defined below, and (iii) the replacement of the generator(s).
6.02 Further, notwithstanding the foregoing, Tenant agrees to accept the Demised Premises in its “as is” condition with all faults and latent defects except (a) for hazardous or toxic substances; (b) intentionally deleted, and (c) Landlord warrants that the structural and exterior portions of the Demised Premises, including without limitation the roof (hereinafter, the “Structural Portions of the Demised Premises”), the plumbing, electrical, generator/back-up power supply, gas, and other utilities, including without limitation the HVAC (as hereinafter defined) (hereinafter, the “Utilities”) servicing same are in good working condition and order on the date when vacant possession is delivered to Tenant, and then only as to that actual portion of the Demised Premises for which Tenant receives vacant possession (“Tenant Possession Date”), and are in compliance with all existing laws, codes, regulations and ordinances of any governmental authorities. In the event Tenant discovers any hazardous or toxic substances and the removal of same would increase the cost of Tenant’s Work, delay Tenant’s opening for business or otherwise adversely affect Tenant, then Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord. Notwithstanding the foregoing, nothing herein shall be construed to obligate Tenant to remove any hazardous or toxic substances. If the Utilities or the Structural Portions of the Demised Premises are not in good working order or not in compliance with all existing laws, codes, regulations and ordinances on the Tenant Possession Date, then Landlord agrees to repair such Utilities and Structural Portions of the Demised Premises which are not in good working order or not in compliance with such laws, codes, regulations or ordinances within thirty (30) days of the receipt of notice from Tenant. In the event Tenant is delayed in opening its business as a result of the repairs performed by Landlord to comply with this paragraph, if any, then the Commencement Date shall be extended for that period of time Tenant is delayed in opening its business as a result of such repairs. The foregoing Landlord warranty, and Landlord’s obligation to perform any repairs, in this section 6.02(c) shall terminate as to that portion of the Demised Premises for which Landlord has delivered vacant possession to Tenant, as of the Tenant Possession Date.
6.03 Accordingly, and further, Landlord and its agents shall not be liable to Tenant, its staff, employees, officers, directors, shareholders, guests, customers, licensees or invitees, contractors and any other person or entity claiming by through or under the Tenant, for (i) any damage to property of nor for the loss of or damage to any property or otherwise: (ii) any injury or damage to persons or property resulting from fire, explosion, system failure, falling plaster, bursting of pipes, plumbing, electrical, mechanical, or roof problems or defects or issues, steam, gas, electricity, water, rain, or leaks from any part of any structures or improvements or from the pipes, appliances, or plumbing works or from the street, or subsurface or from any other place or by dampness or any other cause of whatsoever nature; (iii) any damage caused by any adjoining property owners or by any assignees or subtenants of Tenant, or caused by operations in construction of any private, public or quasi-public work; or (iv) any other damage or loss. unless arising as a result of the gross negligence or willful misconduct of Landlord.
6.04. Tenant, at its sole cost and expense, shall maintain and keep in good working order, the entire Demised Premises including the interior and exterior non-structural components of the Buildings and the paved surfaces and all landscaping.
ARTICLE 7.
Electric
7.01. Tenant’s use of electrical energy shall never exceed the capacity of any equipment or lines feeding the Demised Premises. If Tenant’s electrical needs exceed the current safe capacity, then, at the request for consent to Landlord, Landlord will grant consent to Tenant for Tenant to make changes to increase electrical capacity. However, as a condition to granting its consent, Tenant is obligated to use licensed contractors satisfactory to Landlord and all work must be done with government permits and inspections.
7.02. Landlord shall have no liability to Tenant for any loss, damage, or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy, or defect in the supply or character of the electrical energy furnished to the Demised Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant’s requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy, or defect caused by Landlord’s gross negligence, and then only after prior actual notice has been given to Landlord as provided in Article 24.
7.03. All electricity is at Tenant’s sole cost and expense, and Tenant shall contract in its own name for the provision of electricity (and other utilities and services).

ARTICLE 8.
Assignment, Subletting, Mortgaging
8.01.
A. Tenant shall have the absolute right to sublet, assign or otherwise transfer its interest in this Lease to a parent or operating subsidiary of Tenant, or subsidiary of Tenant’s parent, or to a corporation with which it may merge or consolidate, without Landlord’s approval, written or otherwise. Any change in the publicly traded stock of the Tenant is not deemed to be an assignment or transfer under this Article.
B. The consent by Landlord to any other transfer, assignment, subletting, license or concession agreement, or hypothecation shall not be unreasonably withheld, conditioned or delayed; provided, however , if Landlord fails to respond to any request by Tenant for Landlord’s consent or approval within thirty (30) days of such written request, the consent or approval of Landlord shall be deemed given. Tenant shall submit to Landlord in writing: (1) the name of the proposed assignee or subtenant; (2) the terms of the proposed assignment or sublease; and (3) the nature and character of the business which the proposed assignee or subtenant will conduct in the Demised Premises. Landlord’s review shall be limited to the subtenant’s or assignee’s intended use of the Demised Premises, which intended use shall not violate a restrictive covenant recorded in the real property records covering the Demised Premises in effect as of the date this Lease is executed, or be illegal or immoral. Tenant may not assign all or any part of this Lease, nor sublet all or any part of the Demised Premises, if Tenant is in default under this Lease. In addition, Tenant may not request Landlord to consider and/or approve any proposed subletting or assignment if Tenant is in default under this Lease.
8.02. If this Lease shall be assigned or sublet in accordance with this Article, such assignee or subtenant shall not be permitted to further assign or sublet in whole or in part.
8.03. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant, or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions, and covenants of this Lease. Under no circumstance will any assignment or sublet or otherwise result in a release of Tenant’s obligations for the entire term of this Lease.
8.04. Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the fixed rent and additional rent and for the due performance of all the terms, covenants, conditions. and agreement herein contained on Tenant’s part to be performed for the term of this Lease. No assignment shall be effective unless Tenant shall promptly deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto.

ARTICLE 9.
Subordination; Estoppel Certificate
9.01. Upon written request of Landlord, or any mortgagee or beneficiary of Landlord, Tenant will in writing, subordinate its right hereunder to the interest of any ground lessor of the Land upon which the Demised Premises is situated and to the lien of any mortgage or deed of trust, now or hereafter in force against the Demised Premises and to all advances made or hereafter to be made upon the security thereof. Notwithstanding the foregoing, Landlord agrees to obtain a commercially reasonable Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from its current lender(s) and deliver same to Tenant within thirty (30) days from the date hereof and from any future lender within thirty (30) days from obtaining financing from such lender. If said SNDA is not so delivered, Tenant may, at its option, terminate this Lease by written notice to Landlord.
9.02. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to Landlord and allowing Landlord 90 days to cure the breach prior to being able to hold the Landlord is default for such breach. If 90 days is insufficient, or in Landlord’s opinion, not reasonable, then a reasonable extension of the 90 days will be granted.
9.03. The holder of a superior mortgage shall succeed to the rights of Landlord under this Lease. whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called successor landlord) and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may request to evidence such attornment. Tenant hereby irrevocably appoints Landlord or the successor landlord the attorney- in- fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions, and covenants as are set forth in this Lease and shall be applicable after such attornment except that the successor landlord shall not:
A. be obligated to repair, restore, replace, or rebuild the Building or the Demised Premises, in case of total or substantially total damage or destruction, beyond such repair, restoration, and/or rebuilding as reasonably can be accomplished with the net proceeds of insurance actually received by, or made available to, the successor landlord,
B. be liable for any previous act or omission of Landlord under this Lease,
C. be bound by any prepayment of more than one month’s rent, except the security deposit.
9.04. If, in connection with obtaining financing for the Land and/or Building, or of any ground or underlying Lease, a banking, insurance, or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto, provided that such modifications do not increase the obligations or reduce the rights of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s use and enjoyment of the Demised Premises.
9.05. Tenant agrees, at any time, and from time to time, upon not less than twenty days’ prior notice by Landlord, to execute, acknowledge, and deliver to Landlord, a statement in writing addressed to Landlord certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the fixed minimum rent, additional rental, and other charges have been paid, and stating whether or not, to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term. provision, or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any mortgagee or prospective mortgagee of any mortgage affecting the Building or the Building and the Land, and by any landlord under a ground or underlying lease affecting the Land or Building, or both.
ARTICLE 10.
Entry; Right to Change Public Portions of the Building
10.01. Tenant shall permit Landlord to erect, use, and maintain pipes and conduits in and through the Demised Premises and will use its best efforts to conceal same. Landlord or its agents or designees shall have the right to enter the Demised Premises, for the purpose of making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease and, subject to the foregoing, shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made.
10.02. During the twelve (12) months prior to the expiration of the term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants upon at least 24 hours prior written notice during normal business hours.
10.03. Tenant shall have the exclusive right at any time to name the Building during the term of this Lease and so long as the building’s name is for the benefit of and in furtherance of Tenant’s business operations.
ARTICLE 11.
Laws, Ordinances, Requirements of Public Authorities
11.01. Tenant shall, at its expense, comply with or cause to be complied with, all laws, orders, ordinances, and regulations of any direction, made pursuant to law, of any public officer or officers pertaining to Tenant’s use and occupancy of the Demised Premises. Further, Tenant shall, at its expense, cause the interior, non-structural components of the Demised Premises and Tenant’s Work to comply with, all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities and any direction, made pursuant to law, of any public officer or officers. Notwithstanding anything herein to the contrary, nothing in this Lease shall be construed to obligate Tenant to remediate any Hazardous Material (as hereinafter defined) located in the Demised Premises unless the acts of Tenant or its employees cause the presence of such Hazardous Material.
11.02. If Tenant receives written notice of any violation of law, ordinance, rules, order, or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.
11.03. Tenant will keep the interior and exterior including all windows and grounds of the Demised Premises in a clean, aesthetically pleasing and sanitary condition.
ARTICLE 12.
Repairs
12.01. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs to the interior and exterior non-structural components of the Demised Premises in accordance with Article 6, to preserve them in good working order and condition. All damage or injury to the Demised Premises, and to its fixtures, glass, appurtenances, and equipment, caused by Tenant moving property in or out of the Building, or by installation or removal of furniture, fixtures, or other property, or resulting from fire, explosion, air-conditioning unit or system, short circuits, flow, or leakage of water, steam, illuminating gas, sewer gas, sewerage, or odors, or by frost, or by bursting or leaking of pipes or plumbing works or gas, or from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct, or other cause of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored, or replaced promptly by Tenant, at its sole cost and expense to the reasonable satisfaction of Landlord. All aforesaid repairs, restorations, and replacements shall be in quality and class equal to the original work or installations and shall be done in a good and workmanlike manner. If Tenant fails to make such repairs, restorations, or replacements, same may be made by Landlord at expense of Tenant, after notice and opportunity to cure pursuant to Article 17, and all sums so spent and expenses incurred by Landlord shall be collectible as additional rent and shall be paid by Tenant within ten (10) days after rendition of a bill or statement therefor.
12.02. Tenant shall, at its expense, make all repairs and replacements (except Structural Portions and major components of the Utilities, which are the sole responsible and liability of the Landlord to repair, maintain and replace), and otherwise, necessary or desirable in order to keep in good order and repair the exterior and interior, non-structural components of the Demised Premises.
12.03. Tenant, at Tenant’s sole cost and expense, shall regularly monitor the Demised Premises for the presence of mold, mold related conditions, or any conditions that reasonably can be expected to give rise to mold (“Mold Conditions”), including, but not limited to, observed or suspected instances of water damage, mold growth, repeated complaints of respiratory ailments by Tenant’s employees or other occupants of the Demised Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Demised Premises and shall promptly notify Landlord in writing if Tenants suspects mold or Mold Conditions to exist at the Demised Premises. In the event mold or Mold Conditions exist at the Demised Premises, then Tenant, at Tenant’s sole cost and expense, shall promptly ensure that mold remediation is conducted pursuant to applicable governmental laws, regulations or guidelines and shall notify Landlord of the actions Tenant is taking. Landlord has no liability to Tenant for mold or Mold Conditions, if any, existing in the Demised Premises as of the Tenant Possession Date or that may develop or be discovered throughout the Lease term.
ARTICLE 13.
Alterations; Fixtures
13.01. Tenant shall make no structural alterations, installations, addition, or improvements in or to the Demised Premises without Landlord’s prior written consent, which will not be unreasonably withheld, conditioned or delayed, and then only by contractors or mechanics approved by Landlord. Tenant shall be permitted to make interior non-structural alterations, additions and improvements without Landlord’s prior consent. All such work, alterations, decorations, installations, additions, or improvements shall be done at Tenant’s sole expense and in full compliance with all laws and governmental bodies having jurisdiction. If any mechanic’s lien is filed against the Demised Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s expense, by filing the bond required by law or payment or otherwise. In addition, Tenant shall defend, save, and hold Landlord harmless from any such mechanic’s lien or claim, including, without limitation, Landlord’s reasonable attorney’s fees, costs, and expenses. Landlord shall not be liable to Tenant or any other person or entity for any failure of any Building facilities or services including, but not limited to, the water, sewer. electricity, heating, ventilating, and air conditioning installations and/or systems and/or components, and/or additions by Tenant, and Tenant shall correct any such faulty installation or additions by the Tenant. Landlord shall not be liable to Tenant or its subtenants or assignees or to anyone claiming by through or under Tenant for any losses or damages, including lost profits, due to interruption of their respective business operations or whatever as a result of the interruption, failure, delay or other impediment to those services or utilities. Upon Tenant’s failure to correct same after notice and opportunity to cure in accordance with Article 17, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor, and unless so paid, Tenant shall also pay Landlord interest at the Default Rate on such additional rent.
13.02. Prior to commencing any work pursuant to the provisions of Section 13.01, Tenant shall furnish to Landlord:
A. Copies of all governmental permits and authorizations which may be required in connection with such work.
B. A certificate evidencing that Tenant or Tenant’s contractors have procured worker’s compensation insurance in statutory limits covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, or Tenant.
C. Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provision of Section 16.03 of Article 16) and general liability insurance (with completed operations endorsement) for any occurrence in or about the Building in such limits as Landlord may reasonably require because of the nature of the work to be done by Tenant and with insurers reasonably satisfactory to Landlord.

13.03. All alterations, decorations, installations, additions, or improvements upon the Demised Premises, made by either party, including all paneling, decoration, partitions, railing, mezzanine floors, galleries, and the like, affixed to the realty so that they cannot be removed without material damage, shall become the property of Landlord and shall remain upon, and be surrendered with, the Demised Premises, as a part thereof, at the end of the term or renewal terms, as the case may be. Where furnished by or at the expense of Tenant (except where same is a replacement of an item theretofore furnished and paid for by Landlord or against which Tenant has received a credit), all movable property, furniture, furnishings, and trade fixtures, not affixed to the realty so that they can be removed without material damage, shall remain the property of Tenant, shall be removed by Tenant on or before the expiration of the term or sooner termination thereof and, in case of damage by reason of their removal, Tenant shall repair any damage and restore the Demised Premises to good order and condition.
13.04.
A. Before proceeding with any structural alteration and/or addition, Tenant shall submit to Landlord three copies of detailed plans and specifications therefor, for Landlord’s review and approval. In no event by reason thereof shall Tenant’s connected electrical load exceed the capacity of the distribution system in and to the Demised Premises; provided, however, Tenant may cause, at Tenant’s sole cost and expense, the capacity of the distribution system servicing the Demised Premises to be increased to satisfy Tenant’s load requirements.
B. Tenant shall promptly reimburse Landlord for all reasonable expenses and expenses incurred by Landlord, including fees and expenses of any attorney, architect, or engineer employed for such purpose, up to a maximum of $750.00, in connection with (i) its decision as to whether to approve the proposed structural alterations and/or additions and (ii) inspecting the structural alterations and/or additions to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all legal requirements and insurance requirements.
C. Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures, or articles which are subject to liens, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as then in effect in Florida), but Tenant shall be permitted to lease normal office equipment, e.g. typewriters, photocopy machines, and telex machines, which are not to be built into the Demised Premises.
D. No structural alterations and/or additions shall be undertaken (i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord, and (ii) except after at least 30 days’ prior notice to Landlord.
E. All alterations and/or additions shall at all times comply with all legal requirements and insurance requirements. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals, and certificates for the commencement and prosecution of such alterations and/or improvements and for final approval thereof upon completion, (b) deliver copies to Landlord, and (c) cause all alterations and/or improvements to be performed in a good and first-class workmanlike manner, using new materials and equipment. Upon completion of any structural alterations or additions, Tenant shall deliver a complete set of “As Built” drawings and plans to Landlord.

F. Tenant, at its sole expense, promptly shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with its alterations and/or additions which shall be issued by any public authority having or asserting jurisdiction.
G. Only Landlord or persons first approved by Landlord shall be permitted to act as contractor for any structural alterations or additions to be performed in accordance with this Article. Landlord reserves the right to exclude from the Building any person attempting to act as construction contractor in violation of this Article. Tenant will advise Landlord of the names of any such contractor and subcontractor Tenant proposes to use in the Demised Premises at least 30 days prior to the beginning of such structural alterations or additions by such contractor or subcontractor.
H. No approval by Landlord of any plans or specifications, consent by Landlord allowing Tenant to make any improvements, or any inspection of improvements made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated improvements comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building, nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this Lease.
ARTICLE 14.
Landlord’s Right To Perform Tenant’s Obligations
14.01. If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may after notice and opportunity to cure in accordance with Article 17, remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorney’s fees in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid to it by Tenant on demand.
ARTICLE 15.
No Liability on Landlord
15.01. Landlord or Landlord’s agents have made no representations or promises with respect to the Building, the Land, or the Demised Premises except herein expressly set forth and no rights, easement, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.
15.02. Landlord and its agents shall not be liable for any damage to property of Tenant, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants, or employees. Tenant shall give immediate notice to Landlord in case of casualty or damage to the Demised Premises or in the Building.
15.03. The term “Landlord” as used in this Lease is limited to mean and include only the owner or owners of the Demised Premises at the time in question, and in the event of any sale or transfer of Landlord’s interests in the Demised Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances the then grantor) will automatically be released of all liability for the performance of any covenants contained in this Lease, accruing after the date of transfer (provided same are assumed in writing by the transferee).
15.04. Tenant shall look only and solely to Landlord’s leasehold estate and interest in and to the Demised Premises and the rents and profits therefrom for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process or arbitration award requiring the payment of money by Landlord, and no other property or assets of Landlord, Landlord’s agents, incorporators, shareholders, employees, officers, directors, partners, agents, principal (disclosed or undisclosed), joint venturers, or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant’s rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, Tenant’s use and occupancy of the Demised Premises, or any other liability of Landlord to Tenant.
ARTICLE 16.
Insurance
16.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the State of Florida standard form of fire, boiler, sprinkler, water damage, or other insurance policies covering the Building and the fixtures and property therein; and Tenant shall, at its own expense, comply with all rules, orders, regulations, or requirements of the State of Florida Board of Fire Underwriters or any other similar body having jurisdiction.
16.02. Tenant shall obtain and keep in full force and effect during the term, at its own cost and expense, to protect Tenant, and Landlord, and Landlord’s agents as additional insured, (a) Commercial General Liability Insurance for each Tenant and Landlord, with contractual liability endorsement, relating to the Premises and its appurtenances affording protection against any and all claims for personal injury, death, or property damage occurring in, upon, adjacent to, or connected with the Demised Premises, or any part thereof, with a minimum single limit of One Million Dollars ($1,000,000.00) per occurrence with Two Million Dollars ($2,000,000.00) in aggregate and umbrella coverage to a total of Ten Million Dollars ($10,000,000.00), or in any increased amount reasonably required by Landlord; and (b) All Risk Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief Insurance in an amount equal to the full replacement cost of the Demised Premises (inclusive of Tenant Improvements but exclusive of Tenant’s furniture, fixtures and equipment). During such time as Tenant shall be constructing any improvements, alterations, and/or additions to the Demised Premises, Tenant shall carry builder’s risk insurance, completed value form, covering all physical loss, in an amount reasonably satisfactory to and to specifically protect the Landlord. All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company of recognized responsibility licensed to do business in Florida, and Landlord will be named as an additional insured, as its interest may appear. Tenant shall provide proof to Landlord of annual insurance premium payments (for all insurances) within 30 days prior to expiration of the then existing insurance term. Also, before Tenant starts its Tenant Work, Tenant shall provide proof of the insurances to Landlord. Upon failure of Tenant to procure, maintain, and pay all premiums therefor, Landlord may, at its option, do so, and Tenant agrees to pay the cost thereof to Landlord upon demand as additional rent, together with interest thereon at the then maximum rate permitted by law. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will not lapse except upon 30 days’ prior notice to Landlord. On the commencement of Tenant’s Work, the original insurance policies or appropriate endorsements thereto shall also be deposited.
ARTICLE 17.
Damage by Fire or Other Cause
17.01. Tenant assumes the risk of any damage to the Demised Premises by virtue of fires, rain, hurricanes, tornados, floods, arson, accidents, unknown or undetermined acts and/or acts of god or nature, excepting only to the extent the same may be caused by the gross negligence or willful misconduct of Landlord or its agents.
17.02. No damage, compensation, or claims shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building, or for Tenant’s inability to use the Demised Premises during any time before, during or after the casualty or other loss or damage or destruction. Further, Tenant shall not be entitled to terminate this Lease and Tenant’s rent shall not abate nor shall Tenant be offered any discount or credits; provided, however, in the event that (i) fifty percent (50%) or more of the improvements on the Demised Premises is destroyed or rendered untenantable; by fire or other casualty during the last year of the Term or any renewal Term of this Lease, (based upon the cost to replace the improvements that are damaged or destroyed as compared with the market value of the improvements immediately prior to such fire or other casualty as shown by certificate of Tenant’s architect), or (ii) the improvements on the Demised Premises are destroyed or rendered untentable by the gross negligence or willful misconduct of Landlord or its agents, then Landlord or Tenant shall have right to terminate this Lease effective as of the date of the casualty, by giving one to the other within ninety (90) days of such casualty, written notice of termination. Provided, however, Tenant shall have the right to nullify any Landlord termination by exercising an option to renew this Lease (if available). If said notice of termination is given within this 90-day period, this Lease shall terminate and Rent and all other charges shall abate as aforesaid from the date of such casualty, and Landlord shall promptly repay to Tenant any Rent paid in advance which has not been earned as of the date of such casualty. Unless this Lease is terminated in accordance with this Section 17.02, Tenant will be liable for all rent as it comes due and will be obligated to continue paying same, irrespective of the condition of the Demised Premises. Accordingly, Tenant is advised to obtain the appropriate insurances, which shall be at Tenant’s sole cost and expense.
ARTICLE 18.
Condemnation
18.01.
A. In the event that any portion of the Building shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, then at the election of either

Landlord or Tenant, this Lease shall terminate and expire as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.
B. In the event that more than ten percent (10%) of the available parking spaces are taken under the power of eminent domain by any public or quasi-public authority, and if such taking materially and adversely affects Tenant’s business operations, then Tenant shall have the right to terminate this Lease as of the date of the taking. If less than ten percent (10%) of the applicable parking is so taken by eminent domain and if such taking materially and adversely affects Tenant’s business operations, then the Landlord shall attempt to provide adequate substitute parking to the Tenant that is reasonably satisfactory to the Tenant and this may include restriping or reconfiguring the existing parking spaces in order to create more parking spaces. Notwithstanding the foregoing optional Landlord remedial options (which apply to both the more or less than 10% scenarios), if the Tenant’s business operations are still materially and adversely affected, then Tenant shall be entitled to terminate the Lease.
C. Notice of any termination relating to such eminent domain proceeding must be made by the party electing to terminate this Lease within sixty (60) days after receipt of written notice of such taking. In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.
18.02 Whether or not this Lease is terminated nothing herein shall be deemed to affect Tenant’s right to receive compensation for damages to Tenant’s Property. If this Lease is terminated as herein above provided, all items of Rent and other charges for the last month of Tenant’s occupancy shall be prorated and Landlord agrees to refund to Tenant any Rent or other charges paid in advance.
18.03 If both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in that portion of the Demised Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord’s cost and expense, to, as soon as reasonably possible, restore the remaining portion of the Demised Premises to a complete unit of like quality and character as existed prior to such appropriation or taking, and thereafter all Rent and payment obligations of Tenant shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. For the purpose of this Article, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation shall be deemed an appropriation or taking under the power of eminent domain.
18.04 Tenant shall have the right to pursue its claim for damages in connection with any eminent domain proceeding, but nothing in this Article 18 shall affect Landlord’s right to claim for damages in connection with any eminent domain proceeding, which right Landlord has.
ARTICLE 19.
Bankruptcy
19.01. If, at any time prior to the date herein fixed as the commencement date, there shall be filed by or against Tenant in any court, pursuant to any statute either of the United States or of any State, a petition in bankruptcy, or there shall be commenced a case under the Bankruptcy Code by or against Tenant, or a petition filed for insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within thirty (30)

days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with its creditors, the Lease shall ipso facto be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises, and Landlord, in addition to the other rights and remedies given by Section 19.03 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit, or monies received by it from Tenant or others on behalf of Tenant upon the execution hereof.
19.02. If, at the date fixed as the Commencement Date or at any time during the term hereby demised, there shall be filed by or against Tenant in any court, pursuant to any statute either of the United States or of any State, a petition in bankruptcy, or there shall be commenced a case by or against Tenant under the Bankruptcy Code, or a petition filed in insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within sixty (60) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit, or monies received by it from Tenant or others on behalf of Tenant.
19.03. Without limiting any of the foregoing provisions of this Article, if, pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted, to assign or otherwise transfer this Lease (whether in whole or in part in disregard of the restrictions contained in this Article and/or Article 8), Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year’s fixed minimum rent then reserved hereunder plus an amount equal to all additional rent payable under Articles 4, 6, 7, or other provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as a security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives, or is to receive, any valuable consideration for such an assignment or transfer (in part or in whole) of this Lease, such consideration, after deducting therefrom any portion of such consideration reasonably designated by the assignee or transferee as paid for the purchase of Tenant’s personal property in the Demised Premises, shall be and become the sole exclusive property of Landlord, and shall be paid over to Landlord directly by such assignee or transferee. Any such assignee or transferee may only use the Demised Premises as offices, and such occupancy may not increase the number of individuals occupying the Demised Premises at the time a petition for bankruptcy (or reorganization) is filed by or against Tenant. In addition, adequate assurance shall mean that any such assignee or transferee of this Lease shall have a net worth (exclusive of good will) equal to at least fifteen (15) times the aggregate of the annual fixed minimum rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid. Such assignee or transferee shall expressly assume this Lease by an agreement in recordable form.
ARTICLE 20.
Defaults and Remedies; Waiver of Redemption
20.01. Each of the following shall be deemed an event of default: (i) Tenant’s failure to make payment of Rent when due as provided in this Lease; or (ii) Tenant’s failure to perform any of the covenants of this Lease; or (iii) if Tenant or another person shall file a petition for relief for or against Tenant under the bankruptcy laws, or shall make an assignment for the benefit of creditors for Tenant, or if a receiver of any property of the Tenant be appointed in any action, suit or proceeding by or against Tenant, or if Tenant shall admit to any creditor or to Landlord that it is insolvent, or if the interest of Tenant in the Demised Premises shall be sold under execution or other legal process, or if Tenant shall abandon the Demised Premises.
20.02 Upon the occurrence of an event of default. Landlord shall have the right to terminate the Lease and shall be entitled to possession of the Demised Premises. Landlord may make its election to terminate known to Tenant by delivery of a notice of termination. Such termination shall be immediately effective and Landlord shall be entitled to forthwith commence an action in summary proceedings to recover possession of the Demised Premises. Anything contained in this Lease to the contrary notwithstanding, on the occurrence of an event of default, the Landlord shall not exercise any right or remedy under any provision of this Lease or applicable law unless and until: (a) the Landlord has given written notice thereof to the Tenant, and (b) the Tenant has failed, (i) if such default consists of a failure to pay money, to pay all such money within ten (10) days after receipt of such notice, or (ii) in the event of default consists of something other than the failure to pay money to fully cure such event of default within thirty (30) days after receipt of such notice or, if such default cannot be cured within thirty (30) days and Tenant commences to cure the same within thirty (30) days and to diligently thereafter pursue curing such default, to fully cure such event of default within sixty (60) days.
20.03 No receipt of money by the Landlord from the Tenant after the termination of this Lease shall reinstate, continue or extend the term, nor affect or waive any notice given by the Landlord to the Tenant prior to such receipt of money. Should Landlord at any time terminate this Lease, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of any default, including the cost of recovering the Demised Premises, reasonable attorneys’ fees, and damages equal to the excess of lost Rent over the reasonable. rental value of the Premises, discounted to the date of the default at the rate of 6% per annum, all of which amounts shall be immediately due and payable from Tenant to Landlord. All rent due on or before the default, and all rent discounted as set forth above, shall bear interest from the date of default until paid in full at the Default Rate.
20.04 If the event of default is for the nonpayment of Rent, Landlord may, as an alternative to terminating the Lease, serve a written demand for possession or payment. Unless paid in accordance with the demand for possession or payment. Landlord shall be entitled to possession of the Demised Premises and Tenant shall have no further right to possession under the Lease. Tenant shall remain liable to Landlord for the payment of all Rent and other charges which Tenant has agreed to pay under this Lease throughout the remainder of its Term. Should Landlord elect to re-enter, as herein provided, it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Demised Premises, and relet said Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys’ fees and of costs of such alterations and repairs; third, to the payment of Rent and other charges due from Tenant, and the residue, if any. shall be held by Landlord and applied in payment of future Rent as the same may become due and payable. If such rentals and other sums received from such reletting during any month be insufficient to pay the Rent and other charges due from Tenant, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry by Landlord shall be construed as an election on its part to terminate this Lease. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach and accelerate the balance due. Landlord has the right to accelerate the balance of the rent due and nothing in this Lease shall prohibit or diminish such right in the event of any Tenant default.
20.05 Landlord’s rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other rights, remedies and benefits allowed by law. Except as otherwise expressly provided herein, each agreement, covenant, representation, warranty and obligation made in this Lease Agreement by or on behalf of Tenant, or in any instruments delivered pursuant hereto or in connection herewith (including all indemnities and obligations to repair and restore the Demised Premises) shall survive the expiration or termination of this Lease and the consummation of the transactions provided for herein. The parties agree that they shall rely solely upon the terms of this Lease to govern their relationship. They further agree that reliance upon any representation, act or omission outside the terms of this Lease shall be deemed unreasonable, and shall not establish any rights or obligations on the part of either party.
20.06 One or more waivers of any covenant of the Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed a waiver of Landlord’s consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant of this Lease shall be deemed to have been waived by Landlord, unless such waiver (i) is in writing signed by Landlord; (ii) identifies the breach, and (iii) expressly states that it is a waiver of the identified breach.
20.07 No payment by Tenant or receipt by Landlord of a lesser amount than the full amount of the Rent then due shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord’s right to recover the balance of the amount due or pursue any other remedy. Notwithstanding anything to the contrary, Tenant acknowledges and agrees that its obligation to pay Rent under this Lease is an independent covenant, and that such obligation to pay is not subject to setoff or recoupment in connection with any action for summary or other proceedings to recover possession of the Demised Premises, except as specifically provided in this Lease.
20.08 Landlord and Tenant hereby waive trial by jury in connection with any action for summary proceedings to recover possession of the Demised Premises or to recover unpaid and/or accelerated rent. Further, Landlord and Tenant waive trial by jury in connection with any action arising out of or relating to the covenants of this Lease. In the event that Landlord is required to bring an action arising out of the covenants of this Lease, or in the event Landlord undertakes an action for summary proceedings to recover possession of the Demised Premises or unpaid or accelerated rent or any other action whatsoever, Tenant agrees to pay Landlord such reasonable costs and attorneys’ fees as Landlord may incur in connection with such action.
ARTICLE 21.
Covenant of Quiet Enjoyment
Landlord covenants and agrees with Tenant that upon Tenant’s paying the rent and additional rent and observing and performing all the terms, covenants, and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease (including, but not limited to, Article 23 hereof) and the mortgages hereinbefore and hereinafter mentioned. Notwithstanding any right of Landlord hereunder to enter on or upon the Demised Premises, such entry may not under any circumstances unreasonably interfere or disrupt Tenant’s business operations at the. Demised Premises. Landlord represents and warrants that (i) it is the fee simple owner and record title holder of the Demised Premises, (ii) Landlord has not received any notice and does not have any knowledge of any eminent domain or similar proceeding which would affect the Demised Premises, (iii) Landlord has the full right, power and authority to make this Lease, and (iv) Landlord represents that, to its knowledge and without investigation, there are no unrecorded documents which Landlord is a named party which affect Tenant’s rights as set forth in this Lease; however, if such an unrecorded document does exist and Tenant informs Landlord that it affects Tenant’s rights, then Tenant will give Landlord a reasonable time to terminate the unrecorded document or otherwise prevent it from affecting Tenant’s rights under the Lease. Additionally, Landlord shall take no action that will interfere with Tenant’s intended use of the Demised Premises, parking, signage, or ingress or egress to the Demised Premises, except as may be required by law.
ARTICLE 22.
Surrender of Premises
Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.
ARTICLE 23.
Definition of Landlord
The term Landlord, wherever used in this Lease, shall be limited to mean and include only the record owner or owners, at the time in question, of the Demised Premises, or a mortgagee in possession, who, in the event of any sale, assignment, or transfer of the Demised Premises, shall thereupon be released and discharged from all covenants, conditions, and agreements of Landlord hereunder; but such covenants, conditions, and agreements shall be binding upon each new owner, or mortgagee in possession for the time being of the Demised Premises, until sold assigned, or transferred.

ARTICLE 24.
Notices
Any notice, request, or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing.
Unless otherwise required by such law or regulation, such notice, request, or demand shall be given, and shall be deemed to have been served and given, by Landlord and received by Tenant, when Tenant shall have actually received such notice, request, or demand by certified or registered mail, return receipt requested, addressed to Tenant at: (i) the Demised Premises, with a copy to (ii) The Ultimate Software Group, Inc., 2000 Ultimate Way, Weston, FL 33326, Attn: General Counsel.
Unless otherwise required by such law or regulation, such notice, request, or demand shall be given, and shall be deemed to have been served and given, by Tenant and received by Landlord, when Landlord shall have actually received such notice, request, or demand. Landlord’s address for notice purposes is: 2030 Douglas Road, Suite 108, Coral Gables, FL 33134.
Either party may, by notice as aforesaid, designate a different address or addresses for notices, requests, or demands to it.
ARTICLE 25.
Tenant Covenants
     Tenant hereby covenants and agrees to complete the following capital improvements to the Demised Premises, at its sole cost and expense, at any time between the Effective Date hereof and midnight on the last day of the seventh (7th) lease year:
1455 N.Park Drive —
1. Replacement of five existing roof top HVAC compressors described as follows: One model #RSND030J; one model #RSND042; one model #RSND048C; one model #RSND060C; and, one model #RRCF075CK.
2. Replacement of the roof.
1485 N.Park Drive —
1. Replacement of five existing roof top HVAC compressors described as follows: One model #50HJ006; two model #50HJ009; and, two model #50HJ025.
Tenant’s maximum liability under this Article 25 is limited to the expenditure of $50,000.00 for replacement of the roof at 1455 N. Park Drive, and $100,000.00 for replacement of the roof top HVAC compressors; in the event Tenant fails to complete the replacements in accordance with this Article 25, Landlord’s sole remedy will be the recovery from Tenant, up to the maximum limits set forth above, for any replacements not completed in accordance with this Article 25.
ARTICLE 26.
Intentionally Deleted

ARTICLE 27.
Broker
The Tenant warrants and represents that the sole broker with whom it has dealt in this transaction is ComReal Fort Lauderdale. Tenant agrees to defend, save, and hold Landlord harmless from any claims for fees and commissions, and against any liability (including reasonable attorneys’ fees) by reason of Tenant’s breach of such representation and warranty. Landlord agrees to pay the brokerage commission per a separate agreement. ComReal Fort Lauderdale is the agent and representative of the Landlord of the Demised Premises. Neither ComReal Fort Lauderdale, nor any of its agents, employees or independent contractors represents Tenant in this lease transaction. Tenant represents and warrants that it is executing this Lease based upon its own independent review of the Demised Premises and not because of any statements or representations made by the Landlord or any agent of the Landlord including any real estate broker such as ComReal Fort Lauderdale.
Waivers. LANDLORD HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER, AS TO THE VALUE, HABITABILITY, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS FOR THE CONDITION, LOCATION, USE, DESCRIPTION, MERCHANTABILITY, DESIGN, OPERATION, OR FITNESS FOR USE OF THE DEMISED PREMISES (OR ANY PART THEREOF), OR AS TO LANDLORD’S TITLE THERETO OR OWNERSHIP THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE DEMISED PREMISES (OR ANY PART THEREOF). It is agreed that Tenant was afforded a full opportunity to inspect the Demised Premises, is satisfied with the results of its inspections thereof and entered into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed herein but, since the Landlord is not able to deliver vacant possession of the Demised Premises until after Lease execution, Tenant’s waiver are based strictly on the assumption that there will be no change in condition to the Demised Premises prior to the Tenant Possession Date, excepting normal wear and tear. The provisions of this section have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Landlord, express or implied, with respect to the Demised Premises and all matters related to or connected with the Demised Premises, that may arise pursuant to the UCC or any other law now or hereafter in effect, or otherwise, except as otherwise specifically set forth in this Lease; if there is a conflict between this paragraph and any other provision of this Lease, which specifies Landlord’s responsibilities and obligations with respect to the Demised Premises, then in such event the other provision(s) of the Lease will control and prevail.
ARTICLE 28.
Miscellaneous
28.01. Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord’s written consent, which consent Landlord agrees not unreasonably to withhold or delay. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a license to do said work, and all such work shall be done in full compliance with all laws and municipal requirements. All damage caused by such movement shall be promptly repaired by Tenant at Tenant’s expense. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.
28.02. In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction or other purpose, license to enter upon the Demised Premises for the purpose of doing such work as shall be reasonably necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning, and/or underpinning, or otherwise.
28.04. Tenant waives the right to trial by jury in any summary proceeding that may hereafter be instituted against it or in any action that may be brought hereunder, provided such waiver is not prohibited by law. Tenant shall not interpose any counterclaim in any summary proceeding.
28.03. This Lease, with its schedules and annexes, contains the entire agreement between Landlord and Tenant, and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate, or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is signed by the party to be charged. This Lease may not be orally waived, terminated, changed, or modified.
28.04. The captions of Articles in this Lease are inserted only as a convenience and for reference. and they in no way define, limit, or describe the scope of this Lease or the intent of any provision thereof. References to Articles and Sections are to those in this Lease unless otherwise noted.
28.05. If any term, covenant, condition, or provision of this Lease or the application thereof to any circumstance or to any person, firm, or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions, and provisions of this Lease or the application thereof to any circumstances or to any person, firm, or corporation other than those as to which any term, covenant, condition, or provision is held invalid or unenforceable, shall not be affected thereby, and each remaining term, covenant, condition, and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.
28.06. This Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way until (i) Tenant has duly executed and delivered duplicate originals to Landlord and, (ii) Landlord has executed and unconditionally delivered one of said originals to Tenant.
28.07. Tenant shall comply at all times with environmental laws of every nature (“Environmental Laws”) with respect to the Premises, and no hazardous material of any nature (“Hazardous Material”) shall be brought on to, permitted to exist or remain at or upon, or stored, or disposed of from or used, at the Premises by Tenant or any of its employees, agents, independent contractors, licensees, subtenants or invitees in violation of any applicable laws, or in such manner as would result in any liability under any applicable laws (with the exception of materials used or stored in connection with the operation or maintenance of the property and in compliance with all Environmental Laws). Tenant shall hold harmless, indemnify and defend the Landlord, its officers, directors, shareholders and agents from and against any environmental damages arising solely from Tenant’s use of the Demised Premises. Tenant’s indemnification obligation hereinabove set forth shall survive the expiration or earlier termination of the Lease.
28.08 Right of First Refusal to Purchase. There is no option to purchase in favor of Tenant; however, provided Tenant is not in default under this Lease, if Landlord considers entering into a real estate purchase agreement to sell the Demised Premises, then (unless the right of first refusal is waived) said purchase agreement shall have a provision that it is subject to and contingent upon a right of first refusal in favor of the Tenant, and Tenant shall be given a copy of the executed purchase agreement (or an unexecuted version so long as the final executed version does not have more favorable financial, due diligence, financing, or closing terms and conditions than the unsigned version presented to Tenant), and Tenant shall have ten (10) business days from receipt thereof to give written notice to the Landlord that Tenant wants to exercise its right of first refusal to purchase the property on the same terms and conditions as the buyer in the executed (or unexecuted) purchase agreement. If Tenant timely exercises its right, then the Tenant shall promptly execute a purchase agreement with the same terms and the executed purchase agreement, if any exist, with the third party buyer shall be terminated by Landlord or become a back-up contract (at the option of the Landlord and third party buyer) in case Tenant does not close or defaults. If Tenant fails to get the written notice to Landlord within the 10 business days as required, then Tenant shall be deemed to have waived this provision granting Tenant a right of first refusal and Landlord may proceed to close on its executed contract with the buyer. If Tenant, by action or inaction, indicates that it is waiving its right of first refusal contained herein, then Landlord may request, and Tenant shall supply to Landlord, within three (3) calendar days of Landlord’s request, a letter confirming that Tenant has in fact waived its right of first refusal contained herein. If Landlord does not complete the sale to the buyer on the same financial, due diligence, financing, and closing terms and conditions as presented to Tenant, or such sale is not completed within 180 days after notice to Tenant, then Tenant will once again have a renewed right of first refusal to purchase the Demised Premises. Time is of the essence as to all notice requirements from Tenant to Landlord hereunder. This right of first refusal shall terminate automatically and never be reinstated upon a Tenant default, after notice and opportunity to cure in accordance with Article 20 hereof and/or expiration or termination of the Lease.
28.09 Time is of the essence. Time is of the essence in the performance of each and every one of Tenant’s obligations and undertakings under this Lease.
28.10 In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys’ fees incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and post judgment proceedings.
28.11 Either party may raise the defense of force majeur as to failure to perform non-monetary obligations. In the event that either party hereto shall be delayed or hindered in or prevented from the performance required hereunder by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, or other reason of like nature not the fault of the party delayed in performing work or doing acts (hereinafter, “Permitted Delay” or “Permitted Delays”), such party shall be excused for the period of time equivalent to the delay caused by such Permitted Delay. Notwithstanding the foregoing, any extension of time for a Permitted Delay shall be conditioned upon the party seeking an extension of time delivering written notice of such Permitted Delay to the other party within ten (10) days of the event causing the Permitted Delay, and the maximum period of time which Landlord may delay any act or performance of work due to a Permitted Delay shall be sixty (60) days or, if it is commercially impossible or unreasonable for the Landlord to complete any act or performance of work due to a Permitted Delay within the 60-day period, then such longer period of time as may be reasonably necessary to complete any act or performance of work due to a Permitted Delay so long as Landlord is acting with due diligence and in good faith.
28.12 Except as otherwise specifically set forth herein, wherever in this Lease Landlord or Tenant is required to give its consent or approval, such consent or approval shall not be unreasonably withheld, conditioned or delayed.
28.13 Landlord hereby waives any contractual, statutory or other Landlord’s lien on Tenant’s furniture, fixtures, supplies, equipment and inventory, except to the extent same is desired to secure payment of unpaid rent after a Tenant default.
28.14 This Lease shall be governed by the laws of the state in which the Demised Premises is located.
28.15 If Landlord should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity at its option, upon written notice, terminate this Lease if the Landlord’s default is materially and adversely affecting Tenant’s business operations, or may incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and deduct such expense from the Rent or other charges next becoming due.
ARTICLE 29.
Successors and Assigns
29.01. The covenants, conditions, and agreements contained in this Lease shall bind and insure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and, except as otherwise provided herein, their assigns.
ARTICLE 30.
Renewal Options
30.01. As long as this Lease is in full force and effect and the Tenant is in actual occupancy (i.e., exclusive of any subtenants) of not less than fifty (50%) percent of the Demised Premises, and if Tenant is not in default, Tenant shall have the right, by an unconditional and unequivocal written notice (the Election Notice) given to Landlord not earlier than the date which is twelve (12) months prior to the Expiration Date set forth in Article 1, to elect to extend and renew the term of this Lease to the Demised Premises for a single three (3) year period (the First Extension Term), commencing on the day following the Expiration Date set forth in Article 1, and ending on the third (3rd) anniversary of the Expiration Date set forth in Article 1 (which third (3rd) anniversary date shall thereupon be and become the Expiration Date of this Lease). Subsequent to First

Extension Term, and subject to the terms of this Article 30, there shall be a Second Extended Term and a Third Extended Term. The Second and Third Extended Term shall be five (5) years each and shall be exercised in the same manner as the First Extended Term. Thus, the maximum number of year this Lease could be is 7 (initial term) + 3 (First Extended Term) + 5 (Second Extended Term) + 5 (Third Extended Term) = 20 years.
30.02. All of the terms, covenants, and conditions of this Lease shall apply during the Extension Terms (including, the rent increases described in 3.01) except:
A. Landlord shall have no obligation to perform any work to refinish or refurnish the Demised Premises or make any improvements thereto, and Tenant accepts the Demised Premises in its then “as is” condition;
B. Tenant shall have no further right to extend or renew this Lease beyond the expiration of the Extension Terms.
C. Time shall be deemed of the essence in Tenant’s giving such Election Notice and may not be extended or abbreviated for any reason.
If Tenant shall fail to duly exercise its option, Landlord may demand, and Tenant shall deliver, a letter that it has not so exercised its option, but Landlord’s failure to so demand such a letter, or Tenant’s failure or refusal to give such a letter, will not create or bestow any rights upon Tenant by reason thereof.
30.03. Once the Election Notice shall be duly given by Tenant, the term of this Lease shall be thereby extended and renewed for the Extension Term above described in this Article, and Tenant shall have no right to withdraw and/or rescind the Election Notice.
ARTICLE 31.
Disclosures
MOLD INSPECTION. TENANT acknowledges that mold contaminants or other microscopic organisms may exist in the Demised Premises, of which LANDLORD is not aware. These contaminants generally grow in places where there is or may have been excessive moisture, such as where leakage may have occurred in roofs, pipes, walls, plant pots, or where there has been flooding. These conditions may be identified with a typical professional inspection. TENANT is hereby advised to obtain an inspection to better determine the condition of the Demised Premises. In the event mold contamination is suspected, it is recommended that TENANT satisfy himself/herself/itself as to the condition of the Demised Premises by having a mold inspection performed. The cost and quality of such inspections may vary. LANDLORD will not pay for or share the cost of such inspections. Companies able to perform such inspections may be found in the Yellow Pages or on the World Wide Web under “Microbial or Mold Inspections” or “Environmental and Ecological Services.”
RADON GAS. TENANT acknowledges that radon gas may exist in the Demised Premises, of which LANDLORD is not aware. Radon is an invisible and odorless gaseous radioactive element. TENANT is encouraged to obtain the services of a qualified and experienced professional to conduct inspections and tests regarding radon gas prior to signing this Lease and/or taking possession. The cost and quality of such inspections may vary. LANDLORD will not pay for or share the cost of such inspections.
RELEASE. TENANT acknowledges that LANDLORD is not qualified to inspect the Demised Premises for mold contaminants or other microscopic organisms, or radon gas, or to make recommendations or determinations concerning possible health or safety issues resulting from the presence of mold contaminants or microscopic organisms or radon gas. TENANT hereby agrees to, and does hereby, release, hold harmless and indemnify LANDLORD, its officers. owners, employees, agents, successors and assigns, from any liability or expense whatsoever, including attorneys fees, against any claims (by TENANT and/or persons claiming by through or under TENANT) of damage or injury due to the alleged presence of mold contaminants or microscopic organisms or radon gas in the Demised Premises.
PROFESSIONAL ADVICE. TENANT acknowledges that he/she/it has read this Radon Gas and Mold Disclosure and Release and fully understands its contents and significance. TENANT further understands that he/she/it has the right to discuss this Radon Gas and Mold Disclosure and Release with any individual, and to the extent desired, he/she/it has availed himself/herself/itself of this opportunity.
IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date first above written.

LANDLORD:			TENANT:
WESTON OFFICE, LLC			THE ULTIMATE SOFTWARE GROUP, INC.
A Florida limited liability company			A Florida corporation

By:	/s/ Ralph Velocci		By:	/s/ Robert Manne
	Name:	Ralph Velocci		Name:	Robert Manne
	Its:	President		Its:	Senior Vice President

ATTACHMENTS:
EXHIBIT A — SITE PLAN OF DEMISED PREMISES
EXHIBIT A-l — LEGAL DESCRIPTION OF DEMISED PREMISES
EXHIBIT B — USED FURNITURE

Exhibit A
Site Plan

EXHIBIT A-1 — LEGAL DESCRIPTION OF DEMISED PREMISES
Parcel 1:
A portion of Lots 2 and 3, Block 2, Park Of Commerce, according to the Plat thereof, as recorded in Plat Book 110, Page 15, of the Public Records of Broward County, Florida, being more particularly described as follows:
Commencing at the Southwest corner of said Lot 2, Block 2; thence North 39’ 00’ 00” East, a distance of 83.00 feet; thence North 12 35’ 00” East, a distance of 239.67 feet, the last two courses being coincident with the Westerly boundary of said Lot 2, to the Point of Beginning; thence continue North 12’ 35’ 00” East, a distance of 9.33 feet; thence North 08’ 07’ 29” West, a distance of 138.26 feet; thence South 77’ 48’ 01” East, a distance of 173.90 feet to the Point of Curvature of a curve concave to the Northeast; thence Southeasterly along the arc of said curve having a radius of 2,213.93 feet, a central angle of 03’ 42’ 33”, an arc distance of 143.31 feet; thence South 07’ 15’ 10” West, a distance of 157.87 feet; thence North 82’ 44’ 50” West, a distance of 140.00 feet; thence North 07’ 15’ 10” East, a distance of 38.00 feet; thence North 82’ 44’ 50” West, a distance of 140.55 feet to the Point of Beginning.
Parcel 2:
A portion of Lot 2, Block 2, Park Of Commerce, according to the Plat thereof, as recorded in Plat Book 110, Page 15, of the Public Records of Broward County, Florida, described as follows:
Commencing at the Southwest corner of said Lot 1, Block 2; thence North 14’ 22’ 18” East, a distance of 40.20 feet; thence continue North 14’ 22’ 18” East, a distance of 405.80 feet; thence North 39’ 00’ 00” East, a distance of 36.00 feet — the last two courses being coincident with the West boundary of said Lot 1, Block 2, of said Park Of Commerce, to the Point of Beginning; thence continue North 39’ 00’ 00” East, a distance of 47.79 feet; thence North 12’ 35’ 00” East, a distance of 239.67 feet; thence South 82’ 44’ 50” East, a distance of 140.55 feet; thence South 07’ 15’ 10” West, a distance of 38.00 feet; thence South 82’ 44’ 50” East, a distance of 140.00 feet; thence South 07’ 15’ 10” West, a distance of 75.47 feet; thence North 82’ 44’ 50” West, a distance of 115.00 feet; thence South 07’ 15’ 10” West, a distance of 200.43 feet; thence North 83’ 39’ 39” West, a distance of 25.29 feet; thence North 58’ 38’ 02” West, a distance of 32.54 feet; thence North 83’ 21’ 46” West, a distance of 99.00 feet; thence North 06’ 38’ 13” East, a distance of 6.93 feet; thence North 83’ 21’ 46” West, a distance of 31.29 feet; thence North 51’ 00’ 00” West, to the Point of Beginning.
Being one and the same property as:
Parcel One:
Portions of Lots 1 and 2, Block 2, Park Of Commerce, according to the Plat thereof, as recorded in Plat Book 110, Page 15, of the Public Records of Broward County, Florida, described as follows:
Commencing at the Southwest corner of said Lot 1, Block 2; thence North 14’ 22’ 18” East, along the West boundary of said Lot 1, a distance of 40.20 feet to the Point of Beginning; thence continue North 14’ 22’ 18” East along the West boundary line of said Lot 1, a distance of 405.80 feet; thence South 82’ 44’ 50” East, a distance of 231.48 feet; thence South 07’ 15’ 10” West, a distance of 403.19 feet to a point of intersection with the North line of the 80.00 foot wide private access and utility easement known as Atlantic Loop as shown on said plat of Park Of Commerce; said point being on the arc of a curve concave Southerly, whose radius point bears South 15’ 59’ 10” West from the last described point; thence Westerly along the arc of said curve and said North line, having a radius of 455.55 feet, a central angle of 12’ 26’ 06”, for an arc distance of 98.87 feet, to a point of reverse curvature of a curve concave to the North; thence continue Westerly along the arc of said curve and said North line having a radius of 2090.00 feet, a central angle of 05’ 03’ 26”, for an arc distance of 183.26 feet, to the Point of Beginning.
Parcel Two:

A portion of Parcel 2, Block 2, Park Of Commerce, according to the Plat thereof, as recorded in Plat Book 110, Page 15, of the Public Records of Broward County, Florida, being more particularly described as follows:
Beginning at the Southwest corner of said Lot 2, Block 2; thence North 39’ 00’ 00” East, a distance of 83.00 feet; thence North 12’ 35’ 00” East, a distance of 239.67 feet, the last two courses being coincident with the Westerly boundary of said Lot 2; thence South 82’ 44’ 50” East, a distance of 140.55 feet; thence South 07’ 15’ 10” West, a distance of 38.00 feet; thence South 82’ 44’ 50” East, a distance of 140.00 feet; thence South 07’ 15’ 10” West, a distance of 75.47 feet; thence North 82’ 44’ 50” West, a distance of 115.00 feet; thence South 07’ 15’ 10” West, a distance of 195.75 feet; thence North 82’ 44’ 50” West, a distance of 231.48 feet, to the Point of Beginning.
Parcel Three:
A portion of Lots 2 and 3, Block 2, Park Of Commerce, according to the Plat thereof, as recorded in Plat Book 110, Page 15, of the Public Records of Broward County, Florida, being more particularly described as follows:
Commencing at the Southwest corner of said Lot 2, Block 2; thence North 39’ 00’ 00” East, a distance of 83.00 feet; thence North 12’ 35’ 00” East, a distance of 239.67 feet, the last two courses being coincident with the Westerly boundary of said Lot 2, to the Point of Beginning; thence continue North 12’ 35’ 00” East, a distance of 9.33 feet; thence North 08’ 07’ 29” West, a distance of 138.26 feet; thence South 77’ 48’ 01” East, a distance of 173.90 feet to the point of curvature of a curve concave to the Northeast; thence Southeasterly along the arc of said curve having a radius of 2213.93 feet, a central angle of 03’ 42’ 33”, an arc distance of 143.31 feet; thence South 07’ 15’ 10” West, a distance of 157.87 feet; thence North 82’ 44’ 50” West, a distance of 140.00 feet; thence North 07’ 15’ 10” East, a distance of 38.00 feet; thence North 82’ 44’ 50” West, a distance of 140.55 feet to the Point of Beginning.
Less the following described parcel of land:
Portions of Lots 1 and 2, Block 2, Park Of Commerce, according to the Plat thereof, recorded in Plat Book 110, Page 15, of the Public Records of Broward County, Florida, described as follows:
Commencing at the Southwest corner of said Lot 1, Block 2; thence North 14’ 22’ 18” East, a distance of 40.20 feet to the Point of Beginning; thence continue North 14’ 22’ 18” East, a distance of 405.80 feet; thence North 39’ 00’ 00” East, a distance of 36.00 feet; the last two courses being coincident with the West boundary of said Lot 1; thence South 51’ 00’ 00” East, a distance of 32.06 feet; thence South 83’ 21’ 46” East, a distance of 31.29 feet; thence South 06’ 38’ 13” West, a distance of 6.93 feet; thence South 83’ 21 46” East, a distance of 99.00 feet; thence South 58’ 38’ 02” East, a distance of 32.54 feet, thence South 83’ 39’ 39” East, a distance of 25.29 feet; thence South 07’ 15’ 10” West, a distance of 398.51 feet, to a point of intersection with the North line of the 80.00 foot wide private access and utility easement known as Atlantic Loop as shown on said Plat of Park of Commerce; said Point being on the arc of curve concave Southerly, whose radius point bears South 15’ 59’ 10” West from the last described point; thence Westerly along the arc of said curve and said North line, having a radius of 455.55 feet, a central angle of 12’ 26’ 06”, for an arc distance of 98.87 feet, to a point of reverse curvature of a curve concave to the North; thence continue Westerly along the arc of said curve and said North line having a radius of 2090.00 feet, a central angle of 05’ 01’ 26”, for an arc distance of 183.26 feet, to the Point of Beginning.
Said lands lying, being and situate in Broward County, Florida.

EXHIBIT B — USED FURNITURE
1455 N. Park Drive — Ground Floor
1455 N. Park Drive — Second Floor
1485 N. Park Drive — Ground Floor
1485 N. Park Drive — Second Floor

EXHIBIT B — USED FURNITURE
1455 N. Park Drive — Ground Floor
1455 N. Park Drive — Second Floor
1485 N. Park Drive — Ground Floor
1485 N. Park Drive — Second Floor

Exhibit “B”
1455 N. Park Drive
Ground Floor
Tenant retains all furniture on this floor. All office equipment, artwork and small appliances will be removed by Landlord. If Tenant does not wish to retain large appliances, Landlord may remove them with tenant’s specific approval.

Exhibit “B”
1455 N. Park Drive
Second Floor
Tenant retains all furniture except for furniture in the highlighted areas. However, Tenant will retain two small console tables currently located in the boardroom. All office equipment, artwork and small appliances will be removed by Landlord. If Tenant does not wish to retain large appliances, Landlord may remove them with tenant’s specific approval.

Exhibit “B”
1485 N. Park Drive
Ground Floor
Landlord/Existing Tenant retains all furniture except in highlighted areas. All office equipment, artwork and small appliances will be removed by Landlord. If Tenant does not wish to retain large appliances, Landlord may remove them with tenant’s specific approval.

Exhibit “B”
1485 N. Park Drive
Second Floor
Tenant retains all furniture except those in highlighted areas, but will be retaining all chairs in areas 1 and 2. Tenant will retain the tables and chairs in the kitchen/break room. All office equipment, artwork and small appliances will be removed by Landlord. If Tenant does not wish to retain large appliances, Landlord may remove them with tenant’s specific approval.